CIVIL COVER SHEET A-11-653089-B

County, Nevada

Case No. ____________ XI
(Assigned by Clerk's Office)

I. Party Information

Plaintiff(s) (name/address/phone): Red Mountain Resources, Inc., and Black Rock Capital, Inc.,	Defendant(s) (name/address/phone): Cross Border Resources, Inc.
Attorney (name/address/phone): Lionel Sawyer & Collins, 300 S. 4th Street, Suite 1700, Las Vegas, NV 89101	Attorney (name/address/phone):

II. Nature of Controversy (Please check applicable bold category and applicable subcategory, if appropriate)

☐ **Arbitration Requested**

Civil Cases

Real Property

☐ **Landlord/Tenant**
- ☐ Unlawful Detainer

☐ **Title to Property**
- ☐ Foreclosure
- ☐ Liens
- ☐ Quiet Title
- ☐ Specific Performance

☐ **Condemnation/Eminent Domain**

☐ **Other Real Property**
- ☐ Partition
- ☐ Planning/Zoning

Torts

Negligence

☐ **Negligence – Auto**

☐ **Negligence – Medical/Dental**

☐ **Negligence – Premises Liability** (Slip/Fall)

☐ **Negligence – Other**

☐ **Product Liability**
- ☐ Product Liability/Motor Vehicle
- ☐ Other Torts/Product Liability

☐ **Intentional Misconduct**
- ☐ Torts/Defamation (Libel/Slander)
- ☐ Interfere with Contract Rights

☐ **Employment Torts** (Wrongful termination)

☐ **Other Torts**
- ☐ Anti-trust
- ☐ Fraud/Misrepresentation
- ☐ Insurance
- ☐ Legal Tort
- ☐ Unfair Competition

Probate

Estimated Estate Value: ____

☐ **Summary Administration**

☐ **General Administration**

☐ **Special Administration**

☐ **Set Aside Estates**

☐ **Trust/Conservatorships**
- ☐ Individual Trustee
- ☐ Corporate Trustee

☐ **Other Probate**

Other Civil Filing Types

☐ **Construction Defect**
- ☐ Chapter 40
- ☐ General

☐ **Breach of Contract**
- ☐ Building & Construction
- ☐ Insurance Carrier
- ☐ Commercial Instrument
- ☐ Other Contracts/Acct/Judgment
- ☐ Collection of Actions
- ☐ Employment Contract
- ☐ Guarantee
- ☐ Sale Contract
- ☐ Uniform Commercial Code

☐ **Civil Petition for Judicial Review**
- ☐ Foreclosure Mediation
- ☐ Other Administrative Law
- ☐ Department of Motor Vehicles
- ☐ Worker's Compensation Appeal

☐ **Appeal from Lower Court** *(also check applicable civil case box)*
- ☐ Transfer from Justice Court
- ☐ Justice Court Civil Appeal

☐ **Civil Writ**
- ☐ Other Special Proceeding

☐ **Other Civil Filing**
- ☐ Compromise of Minor's Claim
- ☐ Conversion of Property
- ☐ Damage to Property
- ☐ Employment Security
- ☐ Enforcement of Judgment
- ☐ Foreign Judgment – Civil
- ☐ Other Personal Property
- ☐ Recovery of Property
- ☐ Stockholder Suit
- ☐ Other Civil Matters

III. Business Court Requested (Please check applicable category; *for Clark or Washoe Counties only.*)

☑ NRS Chapters 78-88
☑ Commodities (NRS 90)
☐ Securities (NRS 90)

☐ Investments (NRS 104 Art. 8)
☐ Deceptive Trade Practices (NRS 598)
☐ Trademarks (NRS 600A)

☐ Enhanced Case Mgmt/Business
☐ Other Business Court Matters

December 12, 2011
Date

[signature]
Signature of initiating party or representative

Electronically Filed
12/12/2011 04:57:29 PM

CLERK OF THE COURT

COMP
Fred "Pete" Gibson, III
Nevada Bar No. 1474
LIONEL SAWYER & COLLINS
1700 Bank of America Plaza
300 South Fourth Street
Las Vegas, Nevada 89101
(702) 383-8929 (Telephone)
(702) 383-8845 (Fax)

Thomas J. Fleming
OLSHAN, GRUNDMAN FROM,
ROSENZWEIG & WOLOSKY, LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
(212) 451-2213 (Telephone)
(702) 212-451-2222 (Facsimile)
Email: TFleming@olshanlaw.com

PRO HOC VICE (pending)
Attorneys for Red Mountain Resources, Inc.

DISTRICT COURT

CLARK COUNTY, NEVADA

RED MOUNTAIN RESOURCES, INC. and BLACK ROCK CAPITAL, INC., Plaintiffs, vs. CROSS BORDER RESOURCES, INC., Defendant.	Case No. A-11-653089-B Dept. No. XI **ARBITRATION EXEMPTION CLAIMED: (Action in Equity/Declaratory Relief)** (***BUSINESS COURT REQUESTED***)

COMPLAINT FOR RELIEF PURSUANT TO N.R.S. 78. 345

Plaintiffs Red Mountain Resources, Inc. and Black Rock Capital, Inc., by and through their counsel, as and for their Complaint against Cross Border Resources, Inc., allege, upon knowledge as to their own respective acts and otherwise upon information and belief, as follows:

Nature of the Action

1. Plaintiffs Red Mountain Resources, Inc. and its subsidiary, Black Rock Capital, Inc., bring this action to enforce their statutory right, as shareholders of Cross Border Resources,

Inc. ("Cross Border" or the "Company"), to hold an annual meeting of the shareholders for the purpose of electing directors, which event has not occurred in more than 18 months prior to the date of this Complaint. Plaintiffs also seek a declaratory judgment that their solicitation of proxies shall not constitute or be deemed an "Association" as that term is defined in recent amendments to Cross Border's Bylaws.

The Parties

2. Plaintiff Red Mountain Resources, Inc. ("Red Mountain") is a Florida corporation with headquarters at 2515 McKinney Avenue, Suite 900, Dallas, Texas 75201. Red Mountain's common stock is traded on the OTC Bulletin Board under the symbol RDMP. The principal business of Red Mountain is oil and gas exploration, development and production, with current areas of operation in the Permian Basin of New Mexico and Texas and the onshore Gulf Coast areas of Texas.

3. Plaintiff Black Rock Capital, Inc. ("Black Rock") is an Arkansas corporation with headquarters at 2515 McKinney Avenue, Suite 900, Dallas, Texas 75201. Black Rock is a wholly-owned subsidiary of Red Mountain.

4. Defendant Cross Border Resources, Inc. ("Cross Border" or the "Company") is a Nevada corporation, with a registered office in the City of Las Vegas, State of Nevada, and with headquarters at 22610 US Highway 281 North, Suite 218, San Antonio, Texas 78258. Cross Border's common stock is traded on the OTC Bulletin Board under the symbol XBOR. According to Cross Border's Form 10-Q for the quarterly period ended September 30, 2011, filed with the United States Securities and Exchange Commission (the "SEC"), Cross Border is a natural gas and oil company engaged in the exploration, development, exploitation, and acquisition of natural gas and oil reserves in North America, with a primary area of focus in New Mexico.

LIONEL SAWYER
& COLLINS
ATTORNEYS AT LAW
1700 BANK OF AMERICA PLAZA
300 SOUTH FOURTH ST.
LAS VEGAS,
NEVADA 89101
(702) 383-8888

5. Red Mountain and Black Rock own, collectively, 4,536,496 shares of Cross Border's common stock, representing approximately 28.1% of Cross Border's outstanding common stock. This includes approximately 2,181,797 shares of Cross Border common stock held by Red Mountain and approximately 2,354,699 shares of Cross Border common stock held by Black Rock.[1] Plaintiffs thus hold in excess of fifteen percent of the voting stock of Cross Border.

Cross Border's Failure to Hold an Annual Meeting

6. Cross Border has not held an annual meeting for the election of directors for many years and surely more than eighteen (18) months prior to the filing of this Complaint. Notwithstanding the absence of a shareholder election, Cross Border's Board of Directors has embarked upon a series of significant actions, including major acquisitions.

7. As of the date of the filing of this Complaint, the Company has failed to set a date for an annual meeting of the shareholders. An annual meeting is urgently required so that the Company's true owners, its shareholders, may determine who should control its operations.

Cross Border's Vague and Unlawful By-Laws

8. As of November 14, 2011, Cross Border's Board of Directors adopted an amendment to the Company Bylaws intended to prevent share acquisitions in excess of thirty percent of the Company's common stock. A true and correct copy of the Bylaws of Cross Border Resources Inc. (a Nevada Corporation) as Amended by Amendment No. 1 is attached hereto as Exhibit [A].

9. As amended at Article XIII (Acquisition of a Controlling Interest) (the "Amendment"), the Bylaws now generally provide that any person who, either individually or in

[1] Black Rock also holds warrants to purchase 2,136,164 shares of Cross Border common. With the inclusion of these warrants, Plaintiffs are the beneficial owners of 6,672,660 shares of Cross Border common stock, or 36.5% of Cross Border's outstanding common stock

LIONEL SAWYER & COLLINS
ATTORNEYS AT LAW
1700 BANK OF AMERICA PLAZA
300 SOUTH FOURTH ST.
LAS VEGAS, NEVADA 89101
(702) 383-8888

so-called "Association" with others, acquires or offers to acquire either directly or indirectly more than 30% of the outstanding stock of the Company obtains only such voting rights as are conferred by a resolution of the stockholders of the Company. This draconian penalty acts as an *in terrorem* device to prevent a shareholder from crossing the 30% threshold. The language of the provision, however, is vague and poorly drafted, leaving its scope uncertain.

10. The Amendment defines a "Controlling Interest" as the beneficial ownership of 30% or more of the outstanding shares of the Company, excluding shares issuable on the exercise of outstanding warrants, options, convertible instruments or other rights to purchase or acquire Company shares. (Exhibit A at Section 46.) According to the Amendment, an "Acquiring Person" is any person who, individually or in "Association" with others, acquires or offers to acquire, directly or indirectly, a Controlling Interest in the Company. (Exhibit A at Section 46.)

11. A person shall be deemed to be "Associated" or in "Association" with an Acquiring Person if:

> (a) that person directly or indirectly controls or is controlled by or is under common control with the Acquiring Person; or (b) that person has agreed, either directly or indirectly, through any express or implied contract, arrangement, understanding, relationship or otherwise, to sell securities of the [Company] to, buy securities of the [Company] from, or vote securities of the [Company] with, the Acquiring Person or any other person or entity Associated with the Acquiring Person or otherwise act in concert with the Acquiring Person or any other person or entity Associated with the Acquiring Person with respect to the [Company's] securities.

(Exhibit A at Section 47.)

12. The language of the Amendment is overly broad, purporting to create an Association from any agreement, "either directly or indirectly," or whether "through any express or implied contract, arrangement, understanding, relationship or otherwise," to sell, buy or even vote securities of the Company. (Exhibit A at Section 47.) The Amendment is so broad that a

LIONEL SAWYER
& COLLINS
ATTORNEYS AT LAW
1700 BANK OF AMERICA PLAZA
300 SOUTH FOURTH ST.
LAS VEGAS,
NEVADA 89101
(702) 383-8888

lawful and proper proxy solicitation made in accordance with the applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") -- which Plaintiffs intend to conduct -- would expose Plaintiffs to the risk of draconian penalties. As set forth below, declaratory relief is necessary to permit Plaintiffs to participate in corporate affairs on a level playing field.

FIRST CLAIM FOR RELIEF

(Setting Date for Annual Meeting of Shareholders Pursuant to Nevada Revised Statute 78. 345 (*Election of Directors by Order of Court Upon Failure of Regular Election*))

13. Plaintiffs repeat and reallege the allegations of the foregoing paragraphs as if fully set forth herein.

14. Plaintiffs Red Mountain and Black Rock are holders of more than 15% of Cross Border's outstanding common shares (excluding warrants), and accordingly exercise power over at least 15% of the voting shares of the Company.

15. Cross Border has failed to elect directors within eighteen (18) months after the last election of directors, as required by N.R.S. 78. 330.

16. Plaintiffs have no adequate remedy at law.

17. Based on the foregoing, Plaintiffs are entitled to an order directing the Company to conduct a meeting of shareholders for the election of directors.

SECOND CLAIM FOR RELIEF

(For Declaratory Relief)

18. Plaintiffs repeat and reallege the allegations of the foregoing paragraphs as if fully set forth herein.

19. The Company's Board of Directors recently amended the Bylaws to impair the voting rights of any shareholder who acquires a Controlling Interest in the Company.

20. Plaintiffs maintain that obtaining or the solicitation of a revocable proxy pursuant to a proxy solicitation made in accordance with the applicable rules and regulations under the

LIONEL SAWYER & COLLINS
ATTORNEYS AT LAW
1700 BANK OF AMERICA PLAZA
300 SOUTH FOURTH ST.
LAS VEGAS, NEVADA 89101
(702) 383-8888

Exchange Act does not constitute an agreement to, either directly or indirectly or through any express or implied contract, arrangement, understanding, relationship or otherwise, sell, purchase or vote securities of the Company with Plaintiffs, as a purported Acquiring Person, or to otherwise act in concert with the Acquiring Person or any other person or entity Associated with the Acquiring Person with respect to the Company's securities.

21. There is a justicable controversy between the parties to this action.

22. Based on the foregoing, a declaration that the solicitation or securing of proxies in connection with any proxy solicitation made in accordance with the applicable rules and regulations under the Exchange Act shall not constitute or be deemed an "Association" as that term is defined in the Amendment is necessary and appropriate to permit Plaintiffs' participation in corporate affairs.

WHEREFORE, Plaintiffs requests that the Court enter judgment against Defendant as to the claims set forth above as follows:

A. On Plaintiffs' First Claim for Relief herein, entry of an Order summarily ordering the Company to hold an annual shareholders meeting for the purpose of the election of directors; and

B. On Plaintiffs' Second Claim for Relief herein, entry of an Order declaring that the solicitation or securing of proxies pursuant to a proxy solicitation made in accordance with the applicable rules and regulations under the Exchange Act shall not constitute or be deemed an "Association" as that term is defined in the Amendment.

C. Awarding Plaintiffs the attorneys' fees, costs and disbursements incurred by Plaintiffs in this action;

LIONEL SAWYER
& COLLINS
ATTORNEYS AT LAW
1700 BANK OF AMERICA PLAZA
300 SOUTH FOURTH ST.
LAS VEGAS,
NEVADA 89101
(702) 383-8888

D. Granting Plaintiffs any such other and further relief in law or at equity as the Court deems just and proper.

DATED this 12 day, 2011.

LIONEL SAWYER & COLLINS

By: ______________________

Fred "Pete" Gibson, III
Nevada Bar No. 1474
Bank of America Plaza
300 South Fourth Street
Las Vegas, Nevada 89101

Thomas J. Fleming
OLSHAN, GRUNDMAN FROM,
ROSENZWEIG & WOLOSKY, LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
(212) 451-2213 (Telephone)
(702) 212-451-2222 (Facsimile)
Email: TFleming@olshanlaw.com

PRO HOC VICE (pending)
Attorneys for Red Mountain Resources, Inc.

EXHIBIT A

EX-3.9 2 v241108_ex3-9.htm

BYLAWS
OF
CROSS BORDER RESOURCES, INC.
(A NEVADA CORPORATION)

AS AMENDED BY AMENDMENT NO. 1

ARTICLE I
OFFICES

SECTION 1. REGISTERED OFFICE. The registered office of the corporation in the State of Nevada shall be in the City of Las Vegas, State of Nevada.

SECTION 2. OTHER OFFICES. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II
CORPORATE SEAL

SECTION 3. CORPORATE SEAL. If the corporation has a corporate seal, it shall consist of a die bearing the name of the corporation and the inscription, "Corporate Seal-Nevada." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The existence and use of a corporate seal is optional. Nonuse of a seal shall not in any way affect the legality of any document to which the corporation is a party.

ARTICLE III
STOCKHOLDERS' MEETINGS

SECTION 4. PLACE OF MEETINGS. Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Nevada, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to Section 2 hereof.

SECTION 5. ANNUAL MEETING.

(a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Failure to hold an annual meeting shall not work to dissolve the corporation or pierce the corporate veil other than as required by applicable law. If directors are not elected during any calendar year, the corporation shall not for that reason be dissolved, but every director shall continue to hold office and discharge his duties until his or her successor has been elected.

(b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the corporation fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(c) Only persons who are confirmed in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of paragraph (b) of this Section 5. Such stockholder's notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section 5. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

(d) For purposes of this Section 5, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

SECTION 6. SPECIAL MEETINGS.

(a) Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and shall be held at such place, on such date, and at such time as the Board of Directors, shall determine.

(b) If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by tele-graphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. If the notice is not given within sixty (60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

SECTION 7. NOTICE OF MEETINGS. Except as otherwise provided by law or the Articles of Incorporation, written notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date and hour and purpose or purposes of the meeting. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

SECTION 8. QUORUM. At all meetings of stockholders, except where a greater requirement is provided by statute or by the Articles of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of 33 1/3 percent of the outstanding shares of the corporation's common voting stock shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, all action taken by the holders of a majority of the votes cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the corporation; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Articles of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by the statute or by the Articles of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the votes cast, including abstentions, by the holders of shares of such class or classes or series shall be the act of such class or classes or series.

SECTION 9. ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares casting votes, excluding abstentions. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 10. VOTING RIGHTS. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with Nevada law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

SECTION 11. JOINT OWNERS OF STOCK. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally. If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

SECTION 12. LIST OF STOCKHOLDERS. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof and may be inspected by any stockholder who is present.

SECTION 13. ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

SECTION 14. ORGANIZATION.

(a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

(b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV
DIRECTORS

SECTION 15. NUMBER AND QUALIFICATION. The authorized number of directors of the corporation shall be not less than one (1) nor more than nine (9) as fixed from time to time by resolution of the Board of Directors; provided that no decrease in the number of directors shall shorten the term of any incumbent directors. Directors need not be stockholders unless so required by the Articles of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

SECTION 16. POWERS. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Articles of Incorporation.

SECTION 17. ELECTION AND TERM OF OFFICE OF DIRECTORS. Members of the Board of Directors shall hold office for the terms specified in the Articles of Incorporation, as it may be amended from time to time, and until their successors have been elected as provided in the Articles of Incorporation.

SECTION 18. VACANCIES. Unless otherwise provided in the Articles of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholder vote, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

SECTION 19. RESIGNATION. Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

SECTION 20. REMOVAL. Subject to the Articles of Incorporation, any director may be removed by:

(a) the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote, with or without cause; or

(b) the affirmative and unanimous vote of a majority of the directors of the Corporation, with the exception of the vote of the directors to be removed, with or without cause.

SECTION 21. MEETINGS.

(a) ANNUAL MEETINGS. The annual meeting of the Board of Directors shall be held immediately after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

(b) REGULAR MEETINGS. Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the corporation required to be maintained pursuant to Section 2 hereof. Unless otherwise restricted by the Articles of Incorporation, regular meetings of the Board of Directors may also be held at any place within or without the state of Nevada which has been designated by resolution of the Board of Directors or the written consent of all directors.

(c) SPECIAL MEETINGS. Unless otherwise restricted by the Articles of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Nevada whenever called by the Chairman of the Board, the President or any two of the directors.

(d) TELEPHONE MEETINGS. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(e) NOTICE OF MEETINGS. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, facsimile, telegraph or telex, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(f) WAIVER OF NOTICE. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 22. QUORUM AND VOTING.

(a) Unless the Articles of Incorporation requires a greater number and except with respect to indemnification questions arising under Section 43 hereof, for which a quorum shall be one-third of the exact number of directors fixed from time to time in accordance with the Articles of Incorporation, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Articles of Incorporation provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Articles of Incorporation or these Bylaws.

SECTION 23. ACTION WITHOUT MEETING. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 24. FEES AND COMPENSATION. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

SECTION 25. COMMITTEES.

(a) EXECUTIVE COMMITTEE. The Board of Directors may by resolution passed by a majority of the whole Board of Directors appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, including without limitation the power or authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation.

(b) OTHER COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committee have the powers denied to the Executive Committee in these Bylaws.

(c) TERM. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member's term on the Board of Directors. The Board of Directors, subject to the provisions of subsections (a) or (b) of this Bylaw may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d) MEETINGS. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

SECTION 26. ORGANIZATION. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

ARTICLE V
OFFICERS

SECTION 27. OFFICERS DESIGNATED. The officers of the corporation shall include the President, the Secretary, and the Treasurer. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

SECTION 28. TENURE AND DUTIES OF OFFICERS.

(a) GENERAL. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b) DUTIES OF PRESIDENT. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. Unless some other officer has been elected Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(c) DUTIES OF SECRETARY. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(d) DUTIES OF TREASURER. The Treasurer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

SECTION 29. DELEGATION OF AUTHORITY. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

SECTION 30. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

SECTION 31. REMOVAL. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI
EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

SECTION 32. EXECUTION OF CORPORATE INSTRUMENT. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board of Directors, or the President or any Vice President, and by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiting the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person .or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

SECTION 33. VOTING OF SECURITIES OWNED BY THE CORPORATION. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII
SHARES OF STOCK

SECTION 34. FORM AND EXECUTION OF CERTIFICATES. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Articles of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this section a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

SECTION 35. LOST CERTIFICATES. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

SECTION 36. TRANSFERS.

(a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Nevada.

SECTION 37. FIXING RECORD DATES.

(a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is filed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 38. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE VIII
OTHER SECURITIES OF THE CORPORATION

SECTION 39. EXECUTION OF OTHER SECURITIES. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 34), may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX
DIVIDENDS

SECTION 40. DECLARATION OF DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

SECTION 41. DIVIDEND RESERVE. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X
FISCAL YEAR

SECTION 42. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI
IMMUNITY AND INDEMNIFICATION

SECTION 43. IMMUNITY OF DIRECTORS AND INDEMNIFICATION OF DIRECTORS AND OFFICERS.

(a) DIRECTOR IMMUNITY. Directors will be immune from monetary liabilities to the fullest extent not prohibited by Nevada law. Excepted from that immunity are:

- a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;
- a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;
- a transaction from which the director derived an improper personal profit; and

- willful misconduct.

(b) DIRECTORS AND OFFICERS. The corporation will indemnify its directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under Nevada law or (iv) such indemnification is required to be made pursuant to these Bylaws.

(c) EXPENSE. The corporation will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under these Bylaws.

No advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

ARTICLE XII
NOTICES

SECTION 44. NOTICES.

(a) NOTICE TO STOCKHOLDERS. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the corporation or its transfer agent.

(b) NOTICE TO DIRECTORS. Any notice required to be given to any director may be given by the method stated in subsection (a), or by facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c) AFFIDAVIT OF MAILING. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d) TIME NOTICES DEEMED GIVEN. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by facsimile, telex or telegram shall be deemed to have been given as of the sending time recorded at time of transmission.

(e) METHODS OF NOTICE. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(f) FAILURE TO RECEIVE NOTICE. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him ill the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

(g) NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL. Whenever notice is required to be given, under any provision of law or of the Articles of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be require and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Nevada General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(h) NOTICE TO PERSON WITH UNDELIVERABLE ADDRESS. Whenever notice is required to be given, under any provision of law or the Articles of Incorporation or Bylaws of the corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Nevada General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

ARTICLE XII
AMENDMENTS

SECTION 45. AMENDMENTS.

The Board of Directors shall have the power to adopt, amend, or repeal these Bylaws.

ARTICLE XIII
ACQUISITIONS OF CONTROLLING INTERESTS

SECTION 46. DEFINITIONS. For purposes of this Article XIII, unless explicitly stated otherwise, the following capitalized terms used herein shall have the following meanings:

(a) "Acquiring Person" means any person who, individually or in Association with others, acquires or offers to acquire, directly or indirectly, a Controlling Interest.

(b) "Control Shares" means those outstanding voting shares of the Corporation that an Acquiring Person and those persons acting in Association with an Acquiring Person (i) acquired after the Acquiring Person became an Acquiring Person, and (ii) acquired within 90 days immediately preceding the date when the Acquiring Person became an Acquiring Person.

(c) "Controlling Interest" is the beneficial ownership of thirty percent (30%) or more of the outstanding shares of the Corporation (excluding any shares issuable upon the exercise of any outstanding warrants, options, convertible instruments or other rights to purchase or acquire shares of the Corporation's if such warrants, options, convertible instruments or other rights have not yet been exercised).

(d) "Offeror's Statement" is that statement that an Acquiring Person may deliver to the Corporation upon becoming an Acquiring Person that complies with the requirements of Section 49 hereof.

SECTION 47. ASSOCIATED OR IN ASSOCIATION WITH.

For the purposes of this Article XIII of the Corporation's Bylaws, a person shall be deemed to be "Associated" or in "Association" with an Acquiring Person if:

(a) that person directly or indirectly controls or is controlled by or is under common control with the Acquiring Person; or

(b) that person has agreed, either directly or indirectly, through any express or implied contract, arrangement, understanding, relationship or otherwise, to sell securities of the Corporation to, buy securities of the Corporation from, or vote securities of the Corporation with, the Acquiring Person or any other person or entity Associated with the Acquiring Person or otherwise act in concert with the Acquiring Person or any other person or entity Associated with the Acquiring Person with respect to the Corporation's securities.

SECTION 48. VOTING RIGHTS OF AN ACQUIRING PERSON.

(a) An Acquiring Person and those acting in Association with an Acquiring Person obtain only such voting rights in the Control Shares as are conferred by a resolution of the stockholders of the Corporation approved at a special or annual meeting of the stockholders.

(b) A resolution of the stockholders granting voting rights to the Control Shares acquired by an Acquiring Person must be approved by the holders of a majority of the voting power of the Corporation excluding the Control Shares.

SECTION 49. OFFEROR'S STATEMENT, MEETING TO DETERMINE VOTING RIGHTS AND NOTICE OF MEETING.

(a) An Acquiring Person who has made or offered to make an acquisition of a Controlling Interest in the Corporation may deliver an Offeror's Statement to the Corporation's headquarters to the attention of the Chief Executive Officer. The Acquiring Person may request in the Offeror's Statement that the Board of Directors of the Corporation call a special meeting of the stockholders of the Corporation for the purpose of determining the voting rights to be accorded to the Control Shares of the Acquiring Person and any person acting in Association with the Acquiring Person. The Offeror's Statement must set forth:

(i) The name of the Acquiring Person and of every person Associated with him, her or it in the acquisition of the Corporation's securities;

(ii) The number of shares of the Corporation's voting securities beneficially owned, as of the date of the Offeror's Statement, by the Acquiring Person and each person with whom he, she or it is Associated, and the number of additional securities that the Acquiring Person and each person with whom he, she or it is Associated intends to acquire; and

(iii) If the Acquiring Person or any person Associated with him, her or it, has plans to acquire additional securities of the Corporation, a detailed description of the terms and conditions of the proposed acquisition and the means by which any required consideration, and any indebtedness incurred to consummate the transaction, are to be paid.

(b) If an Acquiring Person so requests in an Offeror's Statement and if the Acquiring Person undertakes to pay the expenses of the meeting, the directors of the Corporation shall, within twenty (20) calendar days after delivery of the Offeror's Statement, deliver notice of a special meeting of the stockholders to determine the voting rights to be accorded the Control Shares. If the Offeror's Statement does not include a request that a special meeting be called, the question of voting rights must be presented at the next special or annual meeting of the stockholders.

(c) A notice of any meeting of the Corporation's stockholders at which the voting rights to be accorded to Control Shares is to be determined must be accompanied by:

(i) A complete copy of the Offeror's Statement, if any; and

(ii) A statement of the Board of Directors of the Corporation setting forth the position of the Board with respect to the acquisition of the Controlling interest by the Acquiring Person and any person Associated with the Acquiring Person or, if it is the case, stating that the Board makes no recommendation concerning the matter.

(d) A special meeting of stockholders called pursuant to a request contained in an Offeror's Statement must be held within sixty (60) calendar days after the notice of meeting is delivered, unless the Acquiring Person otherwise agrees in writing that the meeting may be held after that time.

SECTION 50. RIGHT TO REQUIRE PURCHASE OF NON-APPROVING SHARES.

(a) If Control Shares are accorded full voting rights pursuant to the provisions of this Article XIII, any stockholder (other than the Acquiring Person and those persons with whom he, she or it is Associated) whose shares are not voted in favor of authorizing full voting rights for the Control Shares (a "Non-Approving Stockholder") shall have the right, exercisable for a period of 10 calendar days after the annual or special meeting at which the Control Shares were accorded such full voting rights (the "Control Share Meeting"), to require the Corporation to purchase, in cash, all of the shares of the Corporation owned by the Non-Approving Stockholder as of the close of business on the record date set for the Control Share Meeting (the "Non-Approving Shares"), at a purchase price per share (the "Purchase Price") equal to the fair value of each such Non-Approving Share, determined without giving effect to any premium or discount for controlling or minority interests.

(b) For purposes of this Section 50, the fair value of each Non-Approving Share shall be equal to the greater of (i) the volume weighted average price of the Corporation's common stock during the 20 trading days immediately preceding the Control Share Meeting on the principal market or exchange on which the Corporation's securities trades; (ii) the fair market value per share of the Corporation's common stock determined in accordance with a market valuation prepared by an independent third party within the 12 months immediately preceding Control Share Meeting; and (iii) the highest price per share paid by the Acquiring Person or any person Associated with the Acquiring Person for any of the Control Shares (provided that, if any such Control Shares were acquired for consideration other than cash, the price per share for such Control Shares shall be deemed to be the fair market equivalent of such non-cash consideration, determined as of the time those Control Shares were acquired by the Acquiring Person or Associated person).

(c) To exercise the rights set out in this Section 50, each Non-Approving Stockholder must provide the Corporation with written notice of its intent to so exercise these rights within 10 calendar days after the Control Share Meeting, which notice shall include the name and address of the Non-Approving Stockholder and the total number of Non-Approving Shares owned by the Non-Approving Stockholder as of the close of business on the record date set for the Control Share Meeting and for which the Non-Approving Stockholder is exercising these rights.

(d) The Corporation shall, within 30 calendar days after the 10 calendar day period referred to in Section 50(a) and (c), and subject to the provisions of Sections 50(e) through (g), purchase all of the Non-Approving Shares in respect of which the Corporation has received a notice of exercise pursuant to Section 50(c).

(e) If the purchase by the Corporation of all of the Non-Approving Shares from every Non-Approving Stockholder exercising rights pursuant to this Section 50 at the Purchase Price would cause the Corporation to violate the provisions of NRS 78.288 or any other provision under Nevada law limiting distributions by the Corporation to its stockholders, the Corporation may delay the purchase of the Non-Approving Shares to permit the Corporation to sell such of its assets as shall be sufficient to enable the Corporation to purchase the Non-Approving Shares without violating the provisions of NRS 78.288 or any other provision of Nevada law limiting distributions by the Corporation to its stockholders, provided that the Corporation shall undertake such a sale of its assets forthwith and without undue delay.

(f) If, and only if, the Corporation is unable to sell sufficient assets to permit it to purchase all of the Non-Approving Shares without violating the provisions of NRS 78.288 or any other provision under Nevada law limiting distributions by the Corporation to its stockholders, the Purchase Price shall be reduced to the maximum amount per share that the Corporation may pay to purchase all of the Non-Approving Shares without violating the provisions of NRS 78.288 or such other provision under Nevada law limiting distributions by the Corporation to its stockholders.

(g) Notwithstanding any other provision in these Articles, each purchase by the Corporation of Non-Approving Shares from Non-Approving Stockholders pursuant to this Section 50 shall be made pro rata from each Non-Approving Stockholder for the same Purchase Price.

(h) Any repeal or amendment of this Section 50 shall only be effective upon repeal or amendment, as the case may be, and not retroactively.

SECTION 51. AUTHORITY OF THE BOARD AND SEVERABILITY.

(a) In addition to any rights, powers or authority granted to the Board of Directors under applicable law and the Corporation's Articles of Incorporation, as amended, and Bylaws, the Board of Directors of the Corporation has the full authority to:

(i) Declare that an acquisition of a Controlling Interest does not trigger the provisions hereof; and

(ii) Rescind this arrangement and repeal this Article XIII at any time, provided that any amendment or repeal of Section 50 shall only be effective upon repeal or amendment, as the case may be, and not retroactively.

(b) If any provision shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of this Article XIII.